Exhibit 1(b)(1)

                        MASTER INVESTMENT SERVICES FUND

                   Establishment and Designation of Additional
                     Series of Shares of Beneficial Interest
                           of $.01 Par Value per Share


        The undersigned, being the Trustees of Master Investment Services Fund, a Massachusetts business trust, (the "Fund") acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated December 11, 1984, (the "Declaration of Trust") of the Fund, hereby divide the shares of beneficial interest of the Fund into and establish three separate series, in addition to the series heretofore established, each series to have the following special and relative rights:

        1. The additional series established hereby shall be designated as follows:

                   AARP Prime Money Market Fund
                   AARP Tax Free Money Market Fund
                   AARP U.S. Treasury Money Market Fund




        2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Fund's then currently effective prospectus under the Securities Act of 1933. Each share of beneficial interest of each series ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that series. The proceeds of sales of shares of a series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that series, unless otherwise required by law. Each share of a series shall be entitled to receive its pro rata share of net assets of that series upon liquidation of that series.

        3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule and by the Declaration of Trust.

        4. The assets and liabilities of the Fund shall be allocated among the series established hereby and the series heretofore established as set forth in
Section 5.11 of the Declaration of Trust, except to the extent otherwise provided from time to time by the Trustees.

        5. The Trustees (including any successor Trustees) shall, subject to the Declaration of Trust, have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series provided that such change shall not adversely affect the rights of holders of shares of a series.


/s/Thomas J. Devine                         /s/George S. Johnston
-------------------                         ---------------------
Thomas J. Devine                            George S. Johnston


/s/Robert W. Lear                           /s/David S. Lee
-----------------                           ---------------
Robert W. Lear                              David S. Lee


/s/Wilson Nolen                             /s/Juris Padegs
---------------                             ---------------
Wilson Nolen                                Juris Padegs


/s/Gordon Shillinglaw
---------------------
Gordon Shillinglaw



Dated:  December 11, 1984

                             AARP MONEY MARKET TRUST
                   (formerly MASTER INVESTMENT SERVICES FUND)

                                  Amendment to
                   Establishment and Designation of Additional
                     Series of Shares of Beneficial Interest
                           of $.01 Par Value Per Share

     The undersigned, being the Trustees of AARP Money Market Trust, acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated February 8, 1985, hereby redesignate the three series of shares of beneficial interest of the Trust which were established by written instrument dated December 11, 1984 as follows:

               a. AARP Prime Money Market Fund is redesignated
                    AARP Prime Money Fund;

               b. AARP Tax Free Money Market Fund is redesigned
                    AARP Tax Free Money Fund; and

               c. AARP U.S. Treasury Money Market Fund is
                    redesignated AARP U.S. Treasury Money Fund.


/s/George S. Johnston      2-6-85        /s/Mary Evans             2-6-85
---------------------      ------        -------------             ------
George S. Johnston         Date          Mary Evans                 Date


                                         /s/Edgar R. Fiedler        2-6-85
----------------------     ------        ----------------           ------
Cyril F. Brickfield        Date          Edgar Fiedler              Date


Cuyler W. Findlay          2-6-85        /s/Robert J. Myer          2-6-85
-----------------          ------        -----------------          ------
Cuyler W. Findlay          Date          Robert Myer                Date


/s/Louise D. Crooks        2-6-85        /s/ Mildred Seltzer        2-6-85
-------------------        ------        -------------------        ------
Louise D. Crooks           Date          Mildred Seltzer            Date


/s/Gordon Shillinglaw      2-6-85
---------------------      ------
Gordon Shillinglaw         Date

                             AARP MONEY MARKET TRUST

                   (Formerly MASTER INVESTMENT SERVICES FUND)

                   Establishment and Designation of Additional
                     Series of Shares of Beneficial Interest
                           of $.0l Par Value per Share


     The undersigned, being the Trustees of AARP Money Market Trust, a Massachusetts business trust, (the "Fund"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated February 8, 1985, (the "Declaration of Trust") of the Fund, hereby divide the shares of beneficial interest of the Fund into and establish one separate series, in addition to the series heretofore established, such series to have the following special and relative rights:

     1. The additional series established hereby shall be designated as follows:


                           AARP Government Money Fund


     2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Fund's then currently effective prospectus under the Securities Act of 1933. Each share of beneficial interest of each series ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that series. The proceeds of sales of shares of a series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that series, unless otherwise required by law. Each share of a series shall be entitled to receive its pro rata share of net assets of that series upon liquidation of that series.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule and by the Declaration of Trust.

     4. The assets and liabilities of the Fund shall be allocated among the series established hereby and the series heretofore established as set forth in
Section 5.11 of the Declaration of Trust, except to the extent otherwise provided from time to time by the Trustees.

     5. The Trustees (including any successor Trustees) shall, subject to the Declaration of Trust, have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series provided that such change shall not adversely affect the rights of holders of shares of a series.


                                            /s/Cuyler W. Findlay
-------------------                         --------------------
Cyril F. Brickfield                         Cuyler W. Findlay



/s/Louise D. Crooks                         /s/George S. Johnston
-------------------                         ---------------------
Louise D. Crooks                            George S. Johnston


/s/Mary J. Evans                            /s/Robert J. Myer
----------------                            -----------------
Mary Evans                                  Robert J. Myer


/s/Edgar R. Fiedler
-------------------                         ------------------
Edgar Fiedler                               Mildred Seltzer


                             /s/Gordon Shillinglaw
                             ---------------------
                             Gordon Shillinglaw



Dated: March 22, 1985
                                       -2-

                           AARP CASH INVESTMENT FUNDS

                       (formerly AARP MONEY MARKET TRUST)

                                  Amendment to
                   Establishment and Designation of Additional
                     Series of Shares of Beneficial Interest
                           of $.01 Par Value Per Share

The undersigned, being a majority of the Trustees of AMP Cash Investment Funds, acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated February 8, 1985, hereby redesignate the series of shares of beneficial interest of the Trust which was established by written instrument dated March 22, 1985 as follows:

                   AARP Government Money Fund is redesignated
                                  AARP Money Fund

s/George S. Johnston       5/24/85         s/Edgar R.Fiedler       5/24/85
--------------------       -------         -----------------       -------
George S. Johnston         Date            Edgar R.Fiedler         Date


s/Cyril F. Brickfield      5/24/85
---------------------      -------         -----------------       -------
Cyril F. Brickfield        Date            Robert J. Myer             Date


s/Cuyler W. Findlay        5/24/85
-------------------        -------         -----------------       --------
Cuyler W. Findlay          Date            Mildred M. Seltzer         Date


-------------------        -------         -----------------       --------
Louise D. Crooks           Date            Gordon Shillinglaw         Date


s/Mary Johnston Evans      5/24/85
---------------------      -------
Mary Johnston Evans        Date

                           AARP CASH INVESTMENT FUNDS
                       (formerly AARP Money Market Trust;
                    formerly Master Investment Services Fund)

                          Abolition of Series of Shares
                    of Beneficial Interest, Without Par Value

     The undersigned, being at least a majority of the Trustees of AARP Cash Investment Funds, a Massachusetts business trust, (the "Fund") acting pursuant to Section 5.11(f) of the Fund's Amended and Restated Declaration of Trust dated February 8, 1985, as amended, hereby abolish the following named series, and the establishment and designation thereof, there being no shares of any such series currently outstanding:

                        MMF Portfolio
                        US Portfolio
                        Capital Growth Portfolio


Dated: September 27, 1985


s/George S. Johnston                       s/Edgar R.Fiedler
--------------------                       -----------------
George S. Johnston                         Edgar R.Fiedler


--------------------                       -----------------
Cyril F. Brickfield                        Robert J. Myer


s/Cuyler W. Findlay
--------------------                       -----------------
Cuyler W. Findlay                          Mildred M. Seltzer


                                           s/ Gordon Shillinglaw
--------------------                       ---------------------
Louise D. Crooks                           Gordon Shillinglaw


s/Mary Johnston Evans
---------------------
Mary Johnston Evans